Exhibit 99.1

News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects Reports
Fiscal 2006 Second Quarter Results

(OMAHA, Neb. — April 25, 2006) — Transaction Systems Architects, Inc. (Nasdaq:TSAI), today announced financial results for its second quarter of fiscal 2006 which ended March 31, 2006. The Company will hold a conference call at 5 p.m. EDT today (4 p.m. CDT) to discuss this information. Interested persons may access a real-time audio broadcast of the teleconference at www.tsainc.com/investors.

“We had a very strong second quarter, with a 19 percent growth in revenue and a 34 percent increase in diluted earnings per share,” said Philip G. Heasley, CEO. “Factors that are serving to make older payment systems obsolete - regulatory change, rapidly growing payment volumes, industry consolidation and a view towards payments convergence - are all creating opportunities for TSA. Our international business is growing nicely, and we’re having good success cross-selling a wide range of solutions into our customer base. Important industry mandates such as the Single European Payments Area (SEPA) and the EMV smart card initiative are creating new opportunities for us across the range of our enterprise payments portfolio.”

The Company added seven new customers during the quarter and sold 15 new applications to existing customers. In addition, 25 customers licensed capacity upgrades each valued at a $100 thousand or more. Activity during the quarter included the licensing of BASE24® to two Tier 1 world banks in Asia, capacity upgrades by several Tier 1 world banks, retailers and payments processors and a new license for the Company’s Smart Chip Manager™ solution by a current Tier 1 bank customer in the Middle East.

“We’re essentially complete with the business reorganization, and have now rebranded all of our solutions under the ACI Worldwide brand,” added Heasley. “The power of the brand is beginning to pay dividends in terms of new business opportunities, both in specific geographic regions and with global players. The themes of payments convergence and improving overall productivity in electronic payments systems are resonating, with both our customers and the market in general.”

Revenues
Revenue was $89.8 million in the second quarter, a 19 percent increase over the same period last year and an increase of 6 percent over the first quarter of fiscal 2006. “In particular, our EMEA business continues to perform well, with revenue growing 49 percent year-over-year,” said Heasley. “Our overall international business was also strong, with revenue increasing 30 percent over the same period last year, and it continues to comprise about two-thirds of our total revenue. We experienced good growth in professional services revenue, as we continue to work with our customers to enhance the productivity and performance of their mission-critical payments systems. We also had a good quarter licensing our cross-industry solutions to a wide range of customers in various industries.”

Revenues for the Americas region were $43.6 million, as compared to $42.7 million for the second quarter of fiscal 2005. The Americas revenues consisted of U.S. revenues of $29.7 million and Americas international revenues of $13.9 million, as compared to $29.4 million and $13.3 million, respectively, for the same period last year. Revenues for the Europe/Middle East/Africa region were $37.3 million, as compared to $25.1 million for the second quarter of fiscal 2005. Asia-Pacific revenues were $8.9 million, as compared to $7.8 million for the second quarter of 2005. Total international revenues were $60.1 million, or 67 percent of total revenues, as compared to $46.2 million, or 61 percent of total revenues, for the second quarter of fiscal 2005.

Revenues were comprised of software license fees of $47.7 million, maintenance fees of $24.7 million and services of $17.4 million. Monthly recurring revenue was $45.0 million, compared to $43.3 million during the same period last year. Monthly recurring revenue was comprised of monthly license fees of $16.9 million, maintenance fees of $24.7 million and services (facilities management fees) of $3.4 million. Monthly recurring revenue comprised 50 percent of total revenues in the quarter.

Operating Expenses
Operating expenses for the quarter were $68.6 million, compared to $59.6 million in the second quarter of fiscal 2005 and $70.6 million in the first quarter of fiscal 2006. Included in the second quarter of fiscal 2006 expenses were an additional $0.8 million for sales commissions associated with higher-than-expected sales activity.

Operating Income
Operating income was $21.2 million with an operating margin of 23.6 percent. This compared to operating income of $16.0 million with an operating margin of 21.2 percent for the second quarter of fiscal 2005, and $14.5 million with an operating margin of 17.1 percent for the first quarter of fiscal 2006. “We’ve begun to recognize the accretion we expected from the S2 acquisition with a positive contribution from that business in the second quarter,” added Heasley.

Other Income
Other income for the quarter was $1.9 million, compared to $1.0 million in the second quarter of fiscal 2005.

Taxes
The Company’s effective tax rate for the quarter was 35.0 percent. Tax provision for the quarter was $8.1 million. The Company continues to estimate an effective tax rate of 35 percent for the remainder of the fiscal year. That estimated rate could change based on continuing tax optimization efforts by the Company.

Net Income and Diluted Earnings Per Share
Net income for the quarter was $15.0 million, or $0.39 per diluted share, compared to $11.2 million, or $0.29 per diluted share during the same period last year, an increase of 34 percent.

Operating Cash Flow and Cash Balance
Operating cash flow was $29.7 million compared to operating cash flow of $15.5 million in the second quarter of fiscal 2005. Included in the quarterly cash flow was the receipt from the Internal Revenue Service of $10.9 million reflecting a previously disclosed expected tax refund. The Company's cash, cash equivalents and marketable securities as of March 31, 2006, were $189.7 million. “Our operating cash flow was very strong this quarter,” added Heasley. “Our healthy balance sheet positions us well to seek out opportunities in the market, in order to add to our solutions portfolio and continue to increase our international reach.”

During the quarter, the Company repurchased 10,723 shares of its common stock for approximately $0.3 million. From the inception of the Company’s stock repurchase plan through March 31, 2006, the Company has repurchased a total of 1,955,086 shares for approximately $47.0 million. Total shares outstanding were 37.4 million as of March 31, 2006. During the second quarter, the Company received $3.7 million in proceeds from employee stock option exercises.

Backlog
As of March 31, 2006, the Company's 12-month backlog was $257.5 million, as compared to $254.4 million for the quarter ended December 31, 2005. The monthly recurring portion of backlog, which includes monthly license fees, maintenance fees and facilities management fees, amounted to $186.9 million. The non-recurring portion of backlog, which totaled $70.6 million, includes other software license fees and services.

As of March 31, 2006, the Company’s estimated 60-month backlog was $1.050 billion. For comparison purposes, as of December 31, 2005, the Company’s estimated 60-month backlog was $1.035 billion. “The increases in our 12-month and 60-month backlogs were a direct result of continued strong sales activity, particularly in our international markets,” added Heasley.

Guidance
The Company has revised its revenue estimate for fiscal 2006 from a range of $345 million to $360 million to a range of $348 million to $360 million. The Company has revised its diluted earnings per share estimate from a range of $1.46 to $1.58 to a range of $1.51 to $1.63.

About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,960 product systems in 83 countries on six continents.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “expects,” “looks forward to,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment and specifically include amounts estimated in the 12-month and 60-month backlogs and the Company’s revenue and earnings guidance. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s 12-month and 60-month backlog estimates

•	Company’s calculation of recurring and non-recurring backlog

•	Company's revenues and EPS estimates for fiscal 2006

•	Company’s belief that factors that are serving to make older payment systems obsolete and industry mandates are creating opportunities for the Company

•	Company’s belief that rebranding solutions under a common ACI Worldwide name will pay dividends or result in new business opportunities

•	Expectation regarding the prospects of the former S2 business

•	Company’s belief that our healthy balance sheet positions us well to seek out opportunities in the market, in order to add to our solutions portfolio and continue to increase our international reach

•	Company’s belief that the Company’s estimated tax rate could change based on continuing tax optimization efforts

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, and specifically the section entitled “Factors That May Affect the Company's Future Results or the Market Price of the Company's Common Stock.”

The risks identified in the Company’s filings with the Securities and Exchange Commission include:

•	Risks associated with the restructuring of the Company’s organization

•	Risks inherent in making an estimate of the Company's backlog which involve substantial judgment and estimates; such risks relate to the Company’s 12-month and 60-month backlogs

•	Risks associated with tax positions taken by the Company which require substantial judgment and with which taxing authorities may not agree

•
Risks associated with various lawsuits against the Company, including the lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results, including the adequacy of insurance coverage and the possibility of additional litigation

•	Risks associated with litigation in the software industry regarding intellectual property rights

•	Risks associated with the Company's ability to protect its proprietary rights

•	Risks associated with the Company's concentration of business in the financial services industry

•	Risks associated with fluctuations in quarterly operating results and resulting stock price volatility

•	Risks associated with conducting international operations

•	Risks regarding the Company’s new BASE24-es product

•	Risks associated with the Company's dependence on its BASE24 solution

•	Risks associated with the Company's dependence on the licensing of software products that operate on Hewlett-Packard NonStop servers

•	Risks associated with the complexity of the Company’s software products

•
Risks associated with the Company's acquisition of new products and services or enhancement of existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies

•	Risks associated with the acquisition of S2 Systems and the integration of its operations and customers, including, without limitation, the risks described in the Company’s Form 8-K filed July 1, 2005

•	Risks associated with new accounting standards, or revised interpretations or guidance regarding existing standards

•	Risks associated with the assessment and maintenance of internal controls over the Company’s financial reporting

Backlog Estimates

The Company’s 12-month and 60-month backlog estimates are based on the Company's judgment about future events which, as described above, involve a number of risks and uncertainties. The Company estimates backlog using the methodology described in the Company's Form 10-Q filed on February 9, 2006 in the section entitled "Backlog" under Item 2. -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- and on the Company's website at www.tsainc.com.

FINANCIAL HIGHLIGHTS TO FOLLOW

TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2006	September 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,539	$83,693
Marketable securities	76,182	72,819
Billed receivables, net	59,110	63,530
Accrued receivables	8,547	5,535
Recoverable income taxes	-	3,474
Deferred income taxes, net	4,509	2,552
Other	11,959	13,009
Total current assets	273,846	244,612

Property and equipment, net	9,642	9,089
Software, net	4,275	4,930
Goodwill	66,248	66,169
Other intangible assets, net	12,481	13,573
Deferred income taxes, net	21,566	21,884
Other	2,737	3,123
Total assets	$390,795	$363,380

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of debt - financing agreements	$308	$2,165
Accounts payable	6,316	9,521
Accrued employee compensation	15,967	19,296
Income taxes payable	8,999	-
Deferred revenue	80,134	81,374
Accrued and other liabilities	10,666	11,662
Total current liabilities	122,390	124,018

Debt - financing agreements	-	154
Deferred revenue	20,429	20,450
Other	1,854	1,640
Total liabilities	144,673	146,262

Stockholders' equity:
Common stock	204	202
Treasury stock, at cost	(82,251)	(68,596)
Additional paid-in capital	287,059	274,344
Retained earnings	50,505	20,329
Accumulated other comprehensive loss	(9,395)	(9,161)
Total stockholders' equity	246,122	217,118
Total liabilities and stockholders' equity	$390,795	$363,380

TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Revenues:
Software license fees	$47,730	$42,953	$91,122	$90,759
Maintenance fees	24,746	22,649	50,064	44,729
Services	17,357	10,024	33,722	20,744
Total revenues	89,833	75,626	174,908	156,232

Expenses:
Cost of software license fees	7,505	5,725	14,440	11,631
Cost of maintenance and services	19,056	13,818	39,947	27,654
Research and development	9,978	10,223	19,730	20,138
Selling and marketing	16,529	15,368	32,541	30,669
General and administrative	15,563	14,449	32,533	28,012
Total expenses	68,631	59,583	139,191	118,104
Operating income	21,202	16,043	35,717	38,128

Other income (expense):
Interest income	1,586	864	4,513	1,448
Interest expense	(87)	(137)	(116)	(305)
Other, net	354	255	(12)	(992)
Total other income (expense)	1,853	982	4,385	151

Income before income taxes	23,055	17,025	40,102	38,279
Income tax provision	(8,069)	(5,832)	(9,926)	(14,163)
Net income	$14,986	$11,193	$30,176	$24,116

Earnings per share information:

Weighted average shares outstanding:
Basic	37,241	38,121	37,247	37,949
Diluted	38,065	38,903	38,041	38,731

Earnings per share:
Basic	$0.40	$0.29	$0.81	$0.64
Diluted	$0.39	$0.29	$0.79	$0.62

TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$30,176	$24,116
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,042	1,945
Amortization	1,861	441
Deferred income taxes	(1,631)	(5,285)
Share-based compensation expense	2,884	-
Tax benefit of stock options exercised	681	2,526
Changes in operating assets and liabilities:
Billed and accrued receivables, net	1,094	(3,464)
Other current assets	1,044	(1,540)
Other assets	(6)	(1,785)
Accounts payable	(3,121)	734
Accrued employee compensation	(2,729)	(1,322)
Accrued liabilities	(697)	(180)
Current income taxes	12,474	8,062
Deferred revenue	(946)	6,044
Other current and noncurrent liabilities	102	215
Net cash provided by operating activities	43,228	30,507

Cash flows from investing activities:
Purchases of property and equipment	(3,049)	(1,577)
Purchases of software	(255)	(912)
Purchases of marketable securities	(36,062)	(76,875)
Sales of marketable securities	32,703	3,778
Acquisition of business	(59)	-
Net cash used in investing activities	(6,722)	(75,586)

Cash flows from financing activities:
Proceeds from issuance of common stock	589	487
Proceeds from exercises of stock options	7,055	7,892
Excess tax benefit of stock options exercised	1,506	-
Purchases of common stock	(13,978)	(7,249)
Payments on debt - financing arrangements	(2,002)	(4,984)
Other	122	397
Net cash used in financing activities	(6,708)	(3,457)

Effect of exchange rate fluctuations on cash	48	1,837

Net increase (decrease) in cash and cash equivalents	29,846	(46,699)
Cash and cash equivalents, beginning of period	83,693	134,198
Cash and cash equivalents, end of period	$113,539	$87,499